                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                   FORM 8-K/A



                Current Report Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934



      Date of Report (Date of earliest event reported): September 30, 1997





                            SIMULATION SCIENCES INC.
             (Exact name of registrant as specified in its charter)




    Delaware                       000-21283                  95-2487793
    --------                       ---------                  ----------
(State or other              (Commission File Number)       (I.R.S. Employer
jurisdiction of                                            Identification No.)
incorporation)




                         601 Valencia Avenue, Suite 100
                             Brea, California 92823
                    (Address of principal executive offices)

                                 (714) 579-0412
              (Registrant's telephone number, including area code)

         The undersigned Registrant hereby amends the following items, financial statements, exhibits, or other portions of its Current Report on Form 8-K, originally filed with the Securities and Exchange Commission on October 14, 1997 (the "Form 8-K") as set forth in the pages attached hereto.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

        (a)    Financial Statements of Business Acquired.

               The following financial statements of W.R. Biles & Associates, Inc. are attached hereto:

               Balance Sheets as of December 31, 1996 and 1995

               Statements of Operations for the years ended December 31, 1996 and 1995

               Statements of Capital Deficiency for the years ended December 31, 1996 and 1995

               Statements of Cash Flows for the years ended December 31, 1996 and 1995

               Notes to Financial Statements for the years ended December 31, 1996 and 1995

               Statements of Operations for the period from January 1, 1997 to September 29, 1997 and the nine months ended September 30, 1996 (Unaudited)

               Statements of Cash Flows for the period from January 1, 1997 to September 29, 1997 and the nine months ended September 30, 1996 (Unaudited)

               Notes to Unaudited Financial Statements

        (b)    Pro Forma Financial Information.

               Proforma financial data for the year ended December 31, 1996 and for the nine months ended September 30, 1997 is attached hereto.

                                   SIGNATURES


        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                            SIMULATION SCIENCES INC.


Dated:  October 29, 1997                    By: /s/ ROBERT E. GRICE, JR.
                                                ------------------------------
                                                Robert E. Grice, Jr.
                                                Executive Vice President,
                                                Finance an Chief Financial
                                                Officer

INDEPENDENT AUDITORS' REPORT



The Board of Directors and Shareholders
W.R. Biles & Associates, Inc.


We have audited the accompanying balance sheets of W.R. Biles & Associates, Inc. (the Company) as of December 31, 1996 and 1995, and the related statements of operations, capital deficiency and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements present fairly, in all material respects, the financial position of W.R. Biles & Associates, Inc. at December 31, 1996 and 1995 and the results of its operations and its cash flows for the years then ended in conformity with generally accepted accounting principles.


/s/ Deloitte & Touche LLP
Costa Mesa, California
October 10, 1997

W.R. BILES & ASSOCIATES, INC.

BALANCE SHEETS
AS OF DECEMBER 31, 1996 AND 1995
-------------------------------------------------------------------------------

                                                           1996          1995

ASSETS

CURRENT ASSETS:
Cash and cash equivalents (Note 1)                    $    68,280    $   473,893
Accounts receivable, net of allowance for doubtful
  accounts of $30,680 at December 31, 1996 and 1995
  (Note 1)                                              2,612,392      2,820,937
Prepaid expenses and other current assets                  89,819         79,849
                                                      -----------    -----------
    Total current assets                                2,770,491      3,374,679

PROPERTY AND EQUIPMENT (Note 1):
Furniture and fixtures                                    472,658        468,166
Computer equipment                                        800,767        672,830
Computer software                                         218,149        167,028
Leasehold improvements                                     39,297         39,297
                                                      -----------    -----------
                                                        1,530,871      1,347,321
Less accumulated depreciation and amortization         (1,115,572)      (923,572)
                                                      -----------    -----------

    Property and equipment, net                           415,299        423,749
                                                      -----------    -----------

                                                      $ 3,185,790    $ 3,798,428
                                                      ===========    ===========



See accompanying notes to financial statements.                               1

--------------------------------------------------------------------------------

                                                        1996            1995

LIABILITIES AND SHAREHOLDERS' DEFICIT

CURRENT LIABILITIES:
Bank line of credit payable (Note 2)               $   745,000    $   745,000
Accounts payable                                     1,044,023        354,022
Notes payable (Note 3)                                  46,008        305,248
Current portion of capital
 lease obligations (Note 4)                             79,808         29,977
Accrued liabilities                                    934,002        458,951
Deferred revenue (Note 1)                            2,442,544      2,782,328
                                                   -----------    -----------

    Total current liabilities                        5,291,385      4,675,526

CAPITAL LEASE OBLIGATIONS,
 less current portion (Note 4)                        244,900

COMMITMENTS AND CONTINGENCIES (Note 6)

SHAREHOLDERS' DEFICIT (Note 5):
Common stock, $.001 par value; 1,000,000 shares
 authorized; 908,000 shares issued and outstanding
 at December 31, 1996 and 1995                          62,367         62,367
Accumulated deficit                                 (2,364,098)      (890,701)
Less treasury stock, at cost                           (48,764)       (48,764)
                                                   -----------    -----------

    Total shareholders' deficit                     (2,350,495)      (877,098)
                                                   -----------    -----------

                                                   $ 3,185,790    $ 3,798,428
                                                   ===========    ===========



See accompanying notes to financial statements.                                2

W.R. BILES & ASSOCIATES, INC.

STATEMENTS OF OPERATIONS
FOR THE YEARS ENDED DECEMBER 31, 1996 AND 1995
-------------------------------------------------------------------------------

                                              1996           1995
REVENUE (Note 1):
Software license revenue                 $ 3,313,693    $ 2,871,884
Services and other revenue                 5,968,109      4,278,383
                                         -----------    -----------
  Total revenue                            9,281,802      7,150,267
                                         -----------    -----------

COST OF SALES:
Cost of software license revenue             471,469        428,199
Cost of services and other revenue         3,248,903      1,706,940
                                         -----------    -----------
  Total cost of sales                      3,720,372      2,135,139
                                         -----------    -----------

GROSS PROFIT                               5,561,430      5,015,128

OPERATING EXPENSES (Note 6):
Sales and marketing                        2,678,784      2,426,087
Research and development                   1,782,531      1,412,095
General and administrative                 2,413,206      2,152,465
                                         -----------    -----------
  Total operating expenses                 6,874,521      5,990,647
                                         -----------    -----------
LOSS FROM OPERATIONS                      (1,313,091)      (975,519)

INTEREST EXPENSE AND OTHER INCOME, net       (79,268)       (95,131)
                                         -----------    -----------
NET LOSS                                 $(1,392,359)   $(1,070,650)
                                         ===========    ===========




See accompanying notes to financial statements.                                3

W.R. BILES & ASSOCIATES, INC.

STATEMENTS OF CAPITAL DEFICIENCY
FOR THE YEARS ENDED DECEMBER 31, 1996 AND 1995
-------------------------------------------------------------------------------


                                  COMMON STOCK                TREASURY STOCK                          TOTAL
                              ---------------------         -------------------      ACCUMULATED     CAPITAL
                              SHARES         AMOUNT         SHARES       AMOUNT        DEFICIT      DEFICIENCY


BALANCE,
  January 1, 1995            858,000      $  39,867         92,000     $ (48,764)     $ 179,949    $   171,052

Issuance of common
  stock (Note 5)              50,000         22,500                                                     22,500

Net loss                                                                             (1,070,650)    (1,070,650)
                             -------      ---------         ------     ---------    -----------    -----------
BALANCE,
  December 31, 1995          908,000         62,367         92,000       (48,764)      (890,701)      (877,098)

Distributions (Note 5)                                                                  (81,038)       (81,038)

Net loss                                                                             (1,392,359)    (1,392,359)
                             -------      ---------         ------     ---------    -----------    -----------

BALANCE,
  December 31, 1996          908,000      $  62,367         92,000     $ (48,764)   $(2,364,098)   $(2,350,495)
                             =======      =========         ======     =========    ===========    ===========

See accompanying notes to financial statements.

W.R. BILES & ASSOCIATES, INC.

STATEMENTS OF CASH FLOWS
FOR THE YEARS ENDED DECEMBER 31, 1996 AND 1995
--------------------------------------------------------------------------------

                                                           1996           1995
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss                                            $(1,392,359)   $(1,070,650)
Adjustments to reconcile net loss
 to net cash (used in) provided by
 operating activities:
  Depreciation and amortization                         192,000        166,052
  Change in operating assets and liabilities:
    Accounts receivable                                 208,545       (133,654)
    Prepaid expenses and other assets                    (9,970)        83,712
    Accounts payable                                    690,001        352,814
    Accrued liabilities                                 475,051        119,948
    Deferred revenue                                   (339,784)       643,933
                                                    -----------    -----------
      Net cash (used in) provided
        by operating activities                        (176,516)       162,155

CASH FLOWS USED IN INVESTING ACTIVITIES -
  Purchases of property and equipment                  (183,550)      (148,245)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from issuance of common stock                                  22,500
Distributions to shareholders                           (81,038)
Proceeds from notes payable                              35,491
Repayment of notes payable                                            (314,973)
                                                    -----------    -----------
      Net cash used in financing activities             (45,547)      (292,473)
                                                    -----------    -----------
NET DECREASE IN CASH AND CASH EQUIVALENTS              (405,613)      (278,563)

CASH AND CASH EQUIVALENTS, beginning of year            473,893        752,456
                                                    -----------    -----------
CASH AND CASH EQUIVALENTS, end of year              $    68,280    $   473,893
                                                    ===========    ===========
SUPPLEMENTAL DISCLOSURES OF CASH FLOW
  INFORMATION - Cash paid during the year for:
  Interest                                          $    99,874    $   126,052
                                                    ===========    ===========
  Income taxes                                      $      --      $      --
                                                    ===========    ===========

See accompanying notes to financial statements.

W.R. BILES & ASSOCIATES, INC.

NOTES TO FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 1996 AND 1995
--------------------------------------------------------------------------------

 1.  NATURE OF OPERATIONS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     W.R. Biles & Associates, Inc. (Biles or the Company) provides process information management solutions to companies in the chemicals, pharmaceuticals, food and beverage, semiconductor and consumer products industries. The Company also provides consulting, training and support services to its customers. On September 30, 1997, certain assets of the Company were acquired by Simulation Sciences Inc. (Note 9).

     Cash and Cash Equivalents - Cash equivalents are defined as short-term, highly-liquid investments with original maturities of three months or less.

     Accounts Receivable - The Company sells its products and services to various companies across several industries. The Company performs ongoing credit evaluations of its customers and generally does not require collateral. The Company maintains reserves for potential credit losses and such losses have been within management's expectations.

     Property and Equipment - Property and equipment are stated at cost. Depreciation and amortization are provided using the double declining balance method over the estimated useful lives ranging from three to seven years. Repair and maintenance costs are expensed as incurred. Depreciation expense was $192,000 and $166,052 for the years ended December 31, 1996 and 1995, respectively.

     Long-Lived Assets - The Company accounts for the impairment and disposition of long-lived assets in accordance with Statement of Financial Accounting Standards (SFAS) No. 121, Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of. In accordance with SFAS No. 121, long-lived assets to be held are reviewed for events or changes in circumstances which indicate that their carrying value may not be recoverable. The Company periodically reviews the carrying value of long-lived assets to determine whether or not an impairment to such value has occurred and as of December 31, 1996, no such impairment was noted.

     Software Development Costs - Development costs related to new software products and enhancements to existing software products are expensed as incurred until technological feasibility has been established. After technological feasibility is established, any additional costs would be capitalized in accordance with SFAS No. 86, Accounting for the Costs of Computer Software to be Sold, Leased or Otherwise Marketed. Because the Company believes its current process for developing software is essentially completed concurrently with the establishment of technological feasibility, no costs have been capitalized as of December 31, 1996 or 1995.

     Revenue Recognition - Revenues from software licenses are recognized upon shipment of the product, provided that no significant vendor or post-contract support obligations remain and that collection of the resulting receivable is deemed probable by management. Service revenue includes training, consulting, and customer support, including maintenance

W.R. BILES & ASSOCIATES, INC.

NOTES TO FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 1996 AND 1995 (CONTINUED)
--------------------------------------------------------------------------------

     agreements. Revenues from training and consulting are recognized at the time the service is performed. Customer support revenues are recognized ratably over the term of the related contract, generally one year.

     Customer Concentration - Although the Company currently sells its products to a variety of customers, ten customers account for approximately 49% and 57% of the Company's sales in 1996 and 1995, respectively. Additionally, the top three customers represented approximately 26% and 28% of sales in 1996 and 1995, respectively. Therefore, the loss of, or a reduction in sales to, any such customers could materially affect the Company's business, operating results and financial position.

     Income Taxes - The Company has elected to be taxed for federal purposes under the provisions of Subchapter S of the Internal Revenue Code. Accordingly, current and future taxable income of the Company is treated as if it were distributed to the shareholder who is responsible for the payment of taxes thereon. In accordance with the provisions of the Texas Franchise Tax Law regarding corporations, the Company pays taxes at a rate of 4 1/2% of taxable income. As the Company has incurred net losses for the years ended December 31, 1996 and 1995, no taxes have been paid.

     The Company provides for deferred state income taxes based on income applicable to transactions which affect income for financial reporting and state franchise tax purposes in different years.

     Stock-Based Compensation - The Company accounts for stock-based awards to employees, using the intrinsic value method in accordance with Accounting Principles Board (APB) Opinion No. 25, Accounting for Stock Issued to Employees.

     Use of Estimates - The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods. Actual results could differ from those estimates.

     Recent Accounting Pronouncements - For the years beginning after January 1, 1998, the Company will adopt SFAS No. 130, Reporting Comprehensive Income and SFAS No. 131, Disclosures About Segments of an Enterprise and Related Information. The Company is reviewing the impact of such statements on its financial statements.

W.R. BILES & ASSOCIATES, INC.

NOTES TO FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 1996 AND 1995 (CONTINUED)
--------------------------------------------------------------------------------

 2.  LINE OF CREDIT

          The Company had a line of credit agreement of up to $750,000 with a bank which expired April 3, 1997. The line of credit agreement stipulated borrowings not to exceed specified percentages of eligible accounts receivable. Interest is payable monthly at the bank's reference rate, plus .25% (9.75% at December 31, 1996). The line of credit is collateralized by accounts receivable and guaranteed by the Company's majority shareholder. The Company is subject to a minimum net tangible worth covenant which it was not in compliance with at December 31, 1996. However, during 1997, the Company repaid the bank all amounts outstanding under the agreement.


 3.  NOTES PAYABLE

     Notes payable consist of the following at December 31:

                                                             1996        1995

     Note payable to bank, interest payable
     monthly at bank's reference rate plus 0.5%,
     collateralized by certain property, paid in
     full during 1996                                     $    -      $ 259,240

     Note payable to shareholder, interest only
     payments monthly at 12.0%, principal due
     upon demand.                                           46,008        46,008
                                                          --------     ---------

                                                          $ 46,008     $ 305,248
                                                          ========     =========



 4.  CAPITAL LEASE OBLIGATIONS

     The following is a schedule of future minimum lease payments under capital leases together with the present value of minimum lease payments as of December 31, 1996:

     Year ending December 31:
     1997                                                               118,754
     1998                                                               101,789
     1999                                                               101,789
     2000                                                                84,823
                                                                       --------
     Total future minimum lease payments                               $407,155
     Less amounts representing interest                                 (82,447)
                                                                       --------
     Obligations under capital leases                                   324,708
     Less current obligation                                            (79,808)
                                                                       --------
                                                                       $244,900
                                                                       =========


     Capital leases included in property and equipment at December 31, 1996, net of accumulated depreciation, was $314,208.

W.R. BILES & ASSOCIATES, INC

NOTES TO FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 1996 AND 1995 (CONTINUED)
--------------------------------------------------------------------------------

 5.  CAPITAL DEFICIENCY

     Total cash distributions charged against accumulated deficit include payments of $81,038 and $0 in 1996 and 1995, respectively, made to the Company's shareholders as a form of supplemental dividends, as well as to pay income taxes related to corporate earnings passed through to shareholders.

     Stock Option Information - At December 31, 1996, the Company had three stock option plans in effect. The 1985 Stock Option Plan, the 1988 Stock Option Plan and the 1990 Stock Option Plan (collectively, the Plans), allow for the issuance of up to 60,000, 50,000 and 82,000 shares, respectively, of the Company's common stock to executive personnel and key employees. The options expire ten years after the date of grant, and options generally vest at 20% per year. During the years ended December 31, 1996 and 1995, no options were issued under any of the Plans, and no options were outstanding under the 1985 and 1988 Plans. Under the terms of the 1990 Stock Option Plan, options to purchase 40,000 shares were outstanding and exercisable at $1.11 per share at December 31, 1995 and 1996. The weighted average remaining contractual life for the outstanding options is 2.5 years.

     As discussed in Note 1, the Company continues to account for its stock-based awards using the intrinsic value method in accordance with APB Opinion No. 25, Accounting for Stock Issued to Employees, and its related interpretations.

     SFAS No. 123, Accounting for Stock-Based Compensation, requires the disclosure of pro forma net income (loss) had the Company adopted the fair value method as of the beginning of fiscal 1995. Under SFAS No. 123, the fair value of stock-based awards to employees is calculated through the use of option-pricing models, even though such models were developed to estimate the fair value of freely tradable, fully transferable options without vesting restrictions, which significantly differ from the Company's stock option awards. These models also require subjective assumptions, including future stock price volatility and expected time to exercise, which greatly affect the calculated values. The impact of outstanding stock options granted prior to 1995 is excluded from the pro forma calculation. As no options have been issued under the terms of the Plans in 1996 and 1995, the impact of applying the fair value method of SFAS No. 123 to the Company's options has not been calculated.


 6.  COMMITMENTS AND CONTINGENCIES

     The Company leases its office facilities and certain equipment under various operating leases. Total rent expense was $235,865 and $256,277 for the years ended December 31, 1996 and 1995, respectively.

W.R. BILES & ASSOCIATES, INC

NOTES TO FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 1996 AND 1995 (CONTINUED)
--------------------------------------------------------------------------------

     Minimum annual lease commitments under noncancelable operating leases at December 31, 1996 are as follows:


       Year ending December 31:
       1997                           $297,420
       1998                            297,420
       1999                            297,420
       2000                             99,140
                                      --------
                                      $991,400
                                      ========



     The Company is involved in various claims and legal actions arising in the ordinary course of business. The litigation process is inherently uncertain and it is possible that the resolution of such claims and legal actions may adversely affect the Company. However, it is the opinion of management, upon the advice of legal counsel, that the ultimate disposition of these matters will not materially affect the Company's financial position.


7.   INCOME TAXES

     The Company accounts for income taxes under the provisions of SFAS No. 109, Accounting for Income Taxes. This statement requires the recognition of deferred tax assets and liabilities for the future consequences of events that have been recognized in the Company's financial statements or tax returns. Measurement of the deferred items is based on enacted tax laws. In the event the future consequence of differences between the financial reporting bases and the tax bases of the Company's assets and liabilities result in a deferred tax asset, SFAS 109 requires an evaluation of the probability of being able to realize the future benefits indicated by such asset. A valuation allowance related to a deferred tax asset is recorded when it is more likely than not that some portion or all of the deferred tax asset will not be realized.

     Deferred state income taxes are primarily attributable to state net operating losses and to the use of different methods of reporting income for financial statement and tax reporting purposes. Differences between the Company's effective tax rate and the state statutory rate are due to the Company's treatment as an S Corporation.

     As of December 31, 1996 and 1995, the Company has a net deferred tax asset of approximately $54,000 and $34,000, respectively, with a valuation allowance of $54,000 and $34,000, respectively, comprised of the following:

W.R. BILES & ASSOCIATES, INC.

NOTES TO FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 1996 AND 1995 (CONTINUED)
--------------------------------------------------------------------------------

                                         1996        1995

Deferred tax assets:
  Net operating loss carryforwards   $ 23,000    $ 28,000
  Accrual-to-cash adjustment           11,000      26,000
                                     --------    --------
                                       34,000      54,000
Less valuation allowance              (34,000)    (54,000)
                                     --------    --------
                                     $    --     $    --
                                     ========    ========

     The net operating loss carryforwards begin to expire in 1999.

8.   EMPLOYEE BENEFIT PLAN

     The Company maintains a 401(k) and profit sharing plan (the Plan) which provides for eligible employees (as defined) to make voluntary contributions to the Plan to be matched by the Company up to a specified percentage. The Company may also make additional discretionary contributions under the terms of the Plan. The Company's matching contributions are fully vested after six years of employment with the Company. During the years ended December 31, 1996 and 1995, the Company did not contribute to the Plan.


9.   SUBSEQUENT EVENT

     On September 30, 1997, certain net assets of the Company were acquired by Simulation Sciences Inc. pursuant to the terms of an Asset Purchase Agreement (the Agreement). Under the terms of the Agreement, the purchase price for the net assets was approximately $5,600,000 including acquisition costs. The purchase price consisted of $2,500,000 in cash and the assumption of approximately $2,700,000 in net liabilities. Of the cash portion of the purchase price, $625,000 will be held in escrow for up to one year to cover any post acquisition contingencies. Simulation Sciences Inc. intends to integrate and assimilate the operations of the Company, which it purchased, into its on-going operations over the next twelve months. In conjunction with the Agreement, the Company has terminated its 401(k) profit sharing plan.

W.R. BILES & ASSOCIATES, INC.

STATEMENTS OF OPERATIONS
FOR THE PERIOD FROM JANUARY 1, 1997 TO SEPTEMBER 29, 1997
AND THE NINE MONTHS ENDED SEPTEMBER 30, 1996
-------------------------------------------------------------------------------

                                                    1997           1996
                                                        (UNAUDITED)
REVENUE (Note 1):
Software license revenue                         $ 1,255,882    $2,491,388
Services and other revenue                         3,472,506     4,450,471
                                                 -----------    ----------

  Total revenue                                    4,728,388     6,941,859
                                                 -----------    ----------

COST OF SALES:
Cost of software license revenue                     257,425       307,759
Cost of services and other revenue                 1,308,691     2,437,825
                                                 -----------    ----------

  Total cost of sales                              1,566,116     2,745,584
                                                 -----------    ----------

GROSS PROFIT                                       3,162,272     4,196,275

OPERATING EXPENSES:
Sales and marketing                                1,808,063     1,956,835
Research and development                           1,410,626     1,339,054
General and administrative                         1,319,897     1,738 499
                                                 -----------    ----------

  Total operating expenses                         4,538,586     5,034,388
                                                 -----------    ----------

LOSS FROM OPERATIONS                              (1,376,314)     (838,113)
INTEREST EXPENSE AND OTHER INCOME, net               182,573        57,196
                                                 -----------    ----------

NET LOSS                                         $(1,558,887)   $ (895,309)
                                                 ===========    ==========



See accompanying notes to financial statements.

W.R. BILES & ASSOCIATES, INC.

STATEMENTS OF CASH FLOWS
FOR THE PERIOD FROM JANUARY 1, 1997 TO SEPTEMBER 29, 1997
AND THE NINE MONTHS ENDED SEPTEMBER 30, 1996
--------------------------------------------------------------------------------

                                                          1997          1996
                                                             (unaudited)
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss                                              $(1,558,887)  $  (895,309)
Adjustments to reconcile net loss to net cash
  used in operating activities:
  Depreciation and amortization                           144,000       144,000
  Change in operating assets and liabilities:
    Accounts receivable                                 2,026,990     1,301,787
    Prepaid expenses and other assets                      65,015        36,299
    Accounts payable                                      230,884       421,830
    Accrued liabilities                                  (327,004)       15,072
    Deferred revenue                                     (739,767)   (1,172,720)
                                                      -----------   -----------
      Net cash used in operating activities              (158,769)     (149,041)

CASH FLOWS USED IN INVESTING ACTIVITIES --
  Purchases of property and equipment                     (56,287)     (167,112)

CASH FLOWS FROM FINANCING ACTIVITIES:
Distributions to shareholders                                           (62,463)
Proceeds from notes payable                               186,076        78,105
                                                      -----------   -----------
      Net cash provided by
        financing activities                              186,076        15,642
                                                      -----------   -----------
NET DECREASE IN CASH AND CASH EQUIVALENTS                 (28,980)     (300,511)

CASH AND CASH EQUIVALENTS, beginning of period             68,280       473,893
                                                      -----------   -----------
CASH AND CASH EQUIVALENTS, end of period              $    39,300   $   173,382
                                                      ===========   ===========
SUPPLEMENTAL DISCLOSURES OF CASH FLOW
  INFORMATION -- Cash paid during the year for:
  Interest                                            $   199,838   $    69,455
                                                      ===========   ===========
  Income taxes                                        $       --    $       --
                                                      ===========   ===========

See accompanying notes to financial statements.

W.R. BILES & ASSOCIATES, INC.

NOTES TO UNAUDITED FINANCIAL STATEMENTS
FOR THE PERIOD FROM JANUARY 1, 1997 TO SEPTEMBER 29, 1997
AND THE NINE MONTHS ENDED SEPTEMBER 30, 1996
-------------------------------------------------------------------------------


1.   BASIS OF PRESENTATION

     The interim condensed financial statements included herein have been prepared by W.R. Biles and Associates (Biles or the Company) without audit. Certain information and footnote disclosures, normally included in financial statements prepared in accordance with generally accepted accounting principles, have been condensed or omitted; nevertheless, the management of the Company believes that the disclosures herein are adequate to make the information presented not misleading. These condensed financial statements should be read in conjunction with the audited financial statements and notes thereto for the Company for the years ended December 31, 1996 and 1995, included in this Form 8K-A. In the opinion of management, the condensed financial statements included herein reflect all adjustments consisting only of normal recurring adjustments, necessary to present fairly the results of its operations and its cash flows for the period from January 1, 1997 to September 29, 1997 and the nine-month period ended September 30, 1996. The results of operations for the interim periods are not necessarily indicative of the results of operations for the full year.

2.   SUBSEQUENT EVENT

     On September 30, 1997, certain net assets of the Company were acquired by Simulation Sciences Inc. pursuant to the terms of an Asset Purchase Agreement (the Agreement). Under the terms of the Agreement, the purchase price for the net assets was approximately $5,600,000, including acquisition costs. The purchase price consisted of $2,500,000 in cash and the assumption of approximately $2,700,000 in net liabilities. Of the cash portion of the purchase price, $625,000 will be held in escrow for up to one year to cover any post acquisition contingencies. Simulation Sciences Inc. intends to integrate and assimilate the operations of the Company, which it purchased, into its on-going operations over the next twelve months. In conjunction with the Agreement, the Company has terminated its 401(k) profit sharing plan.

                            PRO FORMA FINANCIAL DATA

INTRODUCTION

     The following unaudited pro forma financial data is based upon the historical financial statements of Simulation Sciences Inc. ("the Company") for the nine months ended September 30, 1997 and the year ended December 31, 1996 and W.R. Biles & Associates, Inc. ("Biles") for the period from January 1, 1997 to September 29, 1997 and the year ended December 31, 1996, and has been prepared to present, on a pro forma basis, the unaudited combined results of operations of the companies. The balance sheet of the Company includes the effects of the purchase of Biles which was consummated on September 30, 1997. Therefore, a pro forma balance sheet is not considered necessary. The unaudited pro forma statement of operations for the year ended December 31, 1996 and for the nine months ended September 30, 1997 gives effect to the acquisition as if it had been completed as of January 1, 1996 using the purchase method of accounting for business combinations.

     The net purchase price of approximately $5,581,000 (which includes transaction costs of approximately $350,000) was allocated to tangible assets acquired of $796,000, intangible assets of $1,581,000, liabilities assumed of $3,744,000 and in-process research and development of $4,000,000.

     The pro forma financial data is provided for comparative purposes only and does not purport to represent the actual financial position or results of operations of the Company that actually would have been obtained if the acquisition had been consummated on the date specified, nor is it necessarily indicative of the results of operations that may be achieved in the future.

     Adjustments to the pro forma operating results for the acquisition include changes in depreciation and amortization to reflect the basis of assets acquired; changes to cost of sales to reflect the amortization of developed technology; changes in interest expense to reflect debt repaid at the time of the Acquisition; a change to reflect the write-off of in-process research and development at the time of acquisition; and changes to the provision for income taxes to reflect reductions resulting from the pro forma income adjustments. The pro forma financial data is based on certain assumptions and adjustments described in the notes thereto and should be read in conjunction therewith.

           Simulation Sciences Inc. and W.R. Biles & Associates Inc.
             UNAUDITED PRO FORMA COMBINED STATEMENTS OF OPERATIONS

                               FOR THE YEAR ENDING DECEMBER 31, 1996
                        -----------------------------------------------------
                        SIMULATION      BILES       ADJUSTMENTS    COMBINED
                        -----------  -----------    -----------   -----------
Revenue
  Software license
   revenue              $43,561,069  $ 3,313,693                  $46,874,762
  Services and other
   revenue                3,342,314    5,968,109                    9,310,423
                        -----------  -----------                  -----------
Total revenue            46,903,383    9,281,802                   56,185,185
                        -----------  -----------                  -----------
Cost of revenue:
  Cost of software
   license revenue        4,275,169      471,469  $   527,090(1)    5,273,728
  Cost of services and
   other revenue          2,653,021    3,248,903                    5,901,924
                        -----------  -----------  -----------     -----------
Total cost of revenue:    6,928,190    3,720,372      527,090      11,175,652
                        -----------  -----------  -----------     -----------
Gross profit             39,975,193    5,561,430     (527,090)     45,009,533
Operating Expenses:
  Sales and marketing    16,571,770    2,678,784                   19,250,554
  Research and
   development           12,171,729    1,782,531                   13,954,260
  General and
   administrative         7,048,089    2,413,206     (158,667)(2)   9,302,628
  In-process research
   and development                                  4,000,000 (3)   4,000,000
                        -----------  -----------  -----------     -----------
Total operating
  expenses               35,791,588    6,874,521    3,841,333      46,507,442
                        -----------  -----------  -----------     -----------
Income (loss) from
  operations              4,183,605   (1,313,091)  (4,368,423)     (1,497,909)
Interest and other
  income, net               458,058      (79,268)      72,638 (4)     451,428
                        -----------  -----------  -----------     -----------
Income (loss) before
  provision for
   income tax             4,641,663   (1,392,359)  (4,295,785)     (1,046,481)
Provision for
  income taxes            1,949,500            0     (709,022)(5)   1,240,478
                        -----------  -----------  -----------     -----------
Net income (loss)       $ 2,692,163  $(1,392,359) $(3,586,763)    $(2,286,959)
                        ===========  ===========  ===========     ===========
Net loss per share      $      0.32                               $     (0.30)
                        ===========                               ===========
Weighted average
  common shares           8,347,054                                7,596,852(6)
                        ===========                               ==========

--------------
(1) Reflects the amortization of purchased technology on a straight line basis over three years resulting from the allocation of a portion of the purchase price to developed technology in the acquisition.

(2) Reflects a reduction in depreciation expense resulting from the acquisition of only certain property and equipment in the acquisition.

(3) Reflects $4,000,000 allocated to in-process research and development and expensed as a result of the acquisition.

(4) Reflects interest savings resulting from the repayment of the 9.75% line of credit in the principal amount of $745,000 at the time of acquisition.

(5) Reflects an adjustment to the Company's effective tax rate for the year.

(6) Adjusted to exclude common stock equivalents due to the loss.

           Simulation Sciences Inc. and W.R. Biles & Associates, Inc.
             UNAUDITED PRO FORMA COMBINED STATEMENTS OF OPERATIONS



                                                       For the nine months ended September 30, 1997
                                                 ---------------------------------------------------------
                                                  Simulation
                                                   Sciences        Biles      Adjustments       Combined
                                                 ------------   -----------   -----------      -----------
Revenue:
  Software license revenue                       $ 41,913,110   $ 1,255,882                    $43,168,992
  Services and other revenue                        2,182,302     3,472,506                      5,654,808
                                                 ------------   -----------                    -----------
Total revenue                                      44,095,412     4,728,388                     48,823,800
                                                 ------------   -----------                    -----------
Cost of revenue:
  Cost of software license revenue                  2,613,706       257,425   $   395,318 (1)    3,266,449
  Cost of services and other revenue                2,001,932     1,308,691                      3,310,623
                                                 ------------   -----------   -----------      -----------
Total cost of revenue:                              4,615,638     1,566,116       395,318        6,577,072
                                                 ------------   -----------   -----------      -----------
Gross profit                                       39,479,774     3,162,272      (395,318)      42,246,728
                                                 ------------   -----------   -----------      -----------
Operating Expenses:
  Sales and marketing                              13,188,986     1,808,063                     14,997,049
  Research and development                         11,835,223     1,410,626                     13,245,849
  General and administrative                        7,211,969     1,319,897      (119,000)(2)    8,412,866
  In-process research and development
    and other costs                                17,520,000                  (4,000,000)(3)   13,520,000
                                                 ------------   -----------   -----------      -----------
Total operating expenses                           49,756,178     4,538,586    (4,119,000)      50,175,764
                                                 ------------   -----------   -----------      -----------
Loss from operations                              (10,276,404)   (1,376,314)    3,723,682       (7,929,036)
Interest and other income, net                      1,439,435      (182,573)       54,478 (4)    1,311,340
                                                 ------------   -----------   -----------      -----------
Loss before provision for income taxes             (8,836,969)   (1,558,887)    3,778,160       (6,617,696)
Provision for income taxes                          2,392,984             0      (460,339)(5)    1,932,645
                                                 ------------   -----------   -----------      -----------
Net loss                                         $(11,229,953)  $(1,558,887)  $ 4,238,499      $(8,550,341)
                                                 ============   ===========   ===========      ===========
Net loss per share                               $      (1.02)                                 $     (0.78)
                                                 ============                                  ===========
Weighted average common shares outstanding         10,961,360                                   10,961,360
                                                 ============                                  ===========

----------------
(1) Reflects the amortization of purchased technology on a straight line basis over three years resulting from an allocation of a portion of the purchase price to developed technology in the acquisition.
(2) Reflects a reduction in depreciation expense resulting from the acquisition of only certain property and equipment in the acquisition.
(3) Reflects $4,000,000 allocated to in-process research and development and expensed as a result of the acquisition.
(4) Reflects interest savings resulting from the repayment of the 9.75% line of credit in the principal amount of $745,000 of the time of acquisition.
(5)  Reflects an adjustment to the Company's effective tax rate for the period.